Electriq Power Holdings, Inc. Announces Receipt of Continued Listing Standard Notice from NYSE

November 29, 2023

WEST PALM BEACH, FL--(BUSINESS WIRE)-- Electriq Power Holdings, Inc. (“Electriq”) (NYSE: ELIQ) received written notice on November 22, 2023, from the New York Stock Exchange (“NYSE”) that Electriq is not in compliance with the NYSE continued listing standards, which require it to maintain: (i) a minimum average closing price of at least $1.00 per share over a consecutive 30-day trading period (“Minimum Stock Price Standard”) and (ii) an average market capitalization of at least $50.0 million over a consecutive 30-day trading period and, at the same time, a total stockholders’ equity equal to or greater than $50.0 million (“Minimum Market Capitalization Standard”).

Electriq plans to notify the NYSE by December 7, 2023 of its receipt of the notice and that it intends to submit a plan to cure the Minimum Market Capitalization Standard deficiency.

Minimum Stock Price Standard
The NYSE provides a period of six months, or until Electriq’s next annual meeting of stockholders if stockholder approval is required, (the “Cure Period”) following receipt of the notice to regain compliance with the minimum stock price requirement for continued listing on the NYSE. Electriq can regain compliance at any time during the Cure Period if, on the last trading day of any calendar month during the Cure Period, Electriq has: (i) a closing stock price of at least $1.00 and (ii) an average closing stock price of at least $1.00 over the 30-day trading period ending on the last trading day of that month.

Minimum Market Capitalization Standard
The NYSE provides a period of 45 days from receipt of the notice to submit a plan advising the NYSE of definitive actions Electriq has taken, or is taking, that would bring it into compliance with the market capitalization listing standard within 18 months of receipt of the notice. Electriq is currently evaluating its available options and developing a plan to regain compliance with the minimum global market capitalization requirement.

The NYSE notification does not affect Electriq’s business operations or its Securities and Exchange Commission (“SEC”) reporting requirements.

About Electriq Power

Electriq (NYSE:ELIQ), founded in 2014 in the San Francisco Bay area, provides turnkey intelligent energy storage and management solutions for homes and small businesses. Electriq’s solutions deliver always-available, low-cost clean energy, even during intermittent outages and inclement weather. Those solutions enable cities, municipalities, and utilities to provide their constituents with a path to sustainable and resilient sources of energy, regardless of socio-economic status.

Cautionary Note on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “outlook,”
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“plan,” “possible,” “potential,” “predict,” “project,” “scheduled,” “seek,” “should,” “will,” “would” or similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release include statements regarding: (i) its plans to notify the NYSE of its receipt of the Notice and (ii) its intent to develop a plan to bring Electriq into compliance with the Minimum Market Capitalization Standard. Although Electriq believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, Electriq cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward looking statements. These forward-looking statements are not guarantees of performance. You should understand that these statements are affected by factors set forth in Electriq’s filings with the SEC, including but not limited to those described under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Amendment No. 2 to Form S-1 filed with the SEC on November 7, 2023, and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Electriq assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Electriq does not give any assurance that it will achieve its expectations.

Investor Contacts: Core IR Bret Shapiro Bret@coreir.com	Media Contacts: Electriq Power media@electriqpower.com

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